THE ADVISORS' INNER CIRCLE FUND II
                                  FROST FUNDS

                                   SCHEDULE F
                              DATED MARCH 10, 2008
                       AND LAST AMENDED FEBRUARY 11, 2014
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

--------------------------------------------------------------------------------
PORTFOLIO                                         CLASS OF SHARES      FEES
--------------------------------------------------------------------------------
Frost Growth Equity Fund                          Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Value Equity Fund                           Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Kempner MultiCap Deep Value Equity Fund     Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Mid Cap Equity Fund                         Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Small Cap Equity Fund                       Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost International Equity Fund                   Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Natural Resources Fund                      Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Cinque Large Cap BuyWrite Equity Fund       Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Conservative Allocation Fund                Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Moderate Allocation Fund                    Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Total Return Bond Fund                      Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Credit Fund                                 Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Low Duration Bond Fund                      Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Municipal Bond Fund                         Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Kempner Treasury and Income Fund            Class A Shares        0.25%
--------------------------------------------------------------------------------
Frost Aggressive Allocation Fund                  Class A Shares        0.25%
--------------------------------------------------------------------------------